                                                                   EXHIBIT 15-12


August 14, 2003

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries for the three-month and six-month periods ended June 30, 2003 and 2002, as indicated in our report dated August 14, 2003; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, is incorporated by reference in the following Registration Statements:

                                                           REGISTRATION
                           FORM                               NUMBER

                           Form S-3                          333-74338
                           Form S-3                          333-99955
                           Form S-3                          33-57545
                           Form S-4                          383-89175
                           Form S-8                          333-61992
                           Form S-8                          333-62192
                           Form S-8                          333-00023
                           Form S-8                          333-47247

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.





/s/ Deloitte & Touche LLP

Detroit, Michigan